UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 4, 2012

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon mutual agreement between GSI Group Inc. (the “Company”) and David Clarke on September 4, 2012 (the “Effective Date”), Mr. Clarke resigned from his position as Vice President, Group President of Laser Products business group and President of Synrad, Inc., a wholly owned subsidiary of the Company. Mr. Clarke’s last day of active employment shall be September 28, 2012 (the “Termination Date”). There was no disagreement between the Company and Mr. Clarke at the time of Mr. Clarke’s resignation from the Company.

In connection with the resignation, the Company entered into a letter agreement with Mr. Clarke. Subject to his execution and non-revocation of a general release of claims, Mr. Clarke will be entitled to receive the following payments and benefits: (i) continued payment of his base salary for one year; (ii) cash payment of $130,000, payable in two equal installments at the same times Mr. Clarke would have been entitled to receive a bonus in respect of the second half of 2012 and the first half of 2013 had he remained employed by the Company (expected to be in March 2013 and August 2013, but in no event prior to January 1, 2013 or later than December 31, 2013); and (iii) continued medical coverage, with the then-current Company premium subsidy applicable to employees, during the period beginning on the Termination Date and ending on the earlier of the first anniversary of the Termination Date and the date on which Mr. Clarke first becomes eligible for medical coverage from a new employer or service recipient. In addition, 10,000 unvested restricted stock units previously awarded to Mr. Clarke will remain outstanding after the Termination Date and become vested on the thirtieth day following the Termination Date, subject to his execution and non-revocation of a general release of claims. The letter agreement also contains customary non-disparagement provisions, and a claw-back provision in the event of Mr. Clarke’s violation of the non-disparagement provisions or any other restrictive covenants set forth in the restricted stock unit awards agreements by and between the Company and Mr. Clarke.

This description is qualified in its entirety by reference to the full text of the letter agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 7.01. Regulation FD Disclosure.

On September 6, 2012, the Company issued a press release in connection with the departure of Mr. David Clarke and the appointment of Mr. Matthijs Glastra as Group President, Laser Products business group. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 is furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

10.1	Letter Agreement, between the Company and David Clarke, dated September 4, 2012.

99.1	Press Release dated as of September 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: September 6, 2012	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Letter Agreement, between the Company and David Clarke, dated September 4, 2012.

99.1	Press Release dated as of September 6, 2012.